UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

CLEAN HARBORS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Washington Street Braintree, Massachusetts		02184-7535
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 849-1800 ext. 4454

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2005, Clean Harbors, Inc. (the “Company”) entered with its existing lenders into an amendment and restatement (the “Amended Credit Agreement”) of its existing Loan and Security Agreement dated as of June 30, 2004 (the “Prior Credit Agreement”).  The Amended Credit Agreement provides for five-year, $120 million senior credit facilities comprised of:

•                  a $70 million, asset-based revolving line of credit, bearing interest at an annual rate of 1.5% for outstanding letters of credit and LIBOR plus 1.5% for cash borrowings, and

•                  a $50 million secured synthetic letter of credit facility, requiring fees at an annual rate of 3.10%, which will decrease to 2.85% if the Company successfully completes its public offering of common shares and the proposed redemption of $52.5 million of its outstanding 11.25% senior secured notes due 2012.

The Amended Credit Agreement replaces the Company’s senior credit facilities which the Company had under the Prior Credit Agreement. Those replaced facilities consisted of a $30 million secured revolving credit facility (bearing the same rates as the new revolving line of credit) and a $90 million senior secured synthetic letter of credit facility (requiring fees at an annual rate of 5.35%), both of which would have matured in 2009.

The Amended Credit Agreement also makes certain changes with respect to the covenants under the Prior Credit Agreement. In particular, the Amended Credit Agreement will allow the Company to redeem up to $52.5 million principal amount of the Company’s outstanding 11.25% senior secured notes due 2012 using proceeds from the Company’s public offering of common shares and from cash exercise since September 30, 2005 of the Company’s previously outstanding common stock purchase warrants.  In addition, the Amended Credit Agreement will allow the Company, subject to certain conditions, to borrow up to $60 million of term loans (on terms to be negotiated in the future) for the purpose of making certain types of permitted acquisitions, with any such term loans which may be outstanding in the future to be secured on a pari passu basis with the Company’s reimbursement obligations under its new $50 million synthetic letter of credit facility.

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

4.28B

Amended and Restated Loan and Security Agreement dated June 30, 2004, and amended and restated as of December 1, 2005, by and among Credit Suisse, as administrative agent for the LC Facility (as defined therein), Bank of America, N.A.,as administrative agent for the Revolving Facility (as defined therein) and as syndication agent for the LC Facility, Banc of America Securities LLC, as sole arranger under the Revolving Facility, Credit Suisse, as sole bookrunner under the LC Facility, Credit Suisse and Banc of America Securities LLC, as joint lead arrangers under the LC Facility, Clean Harbors, Inc., the Canadian Borrowers (as defined therein), and the other subsidiaries of Clean Harbors, Inc. from time to time a party hereto.

4.28C	Revolving Loan Note dated December 1, 2005 executed by Clean Harbors, Inc. and certain of its subsidiaries.

4.29A

Amended and Restated Security Agreement dated as of June 30, 2004 and amended and restated as of December 1, 2005, among Clean Harbors, Inc., various subsidiaries of Clean Harbors, Inc., in favor of Credit Suisse, as collateral agent (and as administrative agent under the LC Facility (as defined therein), for the benefit of the Secured Creditors (as defined therein), and acknowledged and agreed to by U.S. Bank National Association, solely in its capacity as trustee under the Senior Second Lien Notes Indenture (as defined therein), and not individually.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN HARBORS, INC. (Registrant)

December 2, 2005	/s/ JAMES M. RUTLEDGE
Executive Vice President and Chief Financial Officer